Exhibit 21.01

West Corporation subsidiaries as of December 31, 2016

Name	State of Organization	DBAs
West Safety Services, Inc.	Delaware	911Link
West Facilities, LLC	Delaware	Delaware Facilities Corporation
West IP Communications, Inc.	Delaware	Smoothstone IP Communications
Smoothstone IP Communications Corporation
InterCall Communications, Incorporated
West Communications, Inc. (Delaware)
West IP Communications, Inc.
Clienttell Lab, LLC	Georgia	None
Clienttell, Inc.	Georgia	None
Conferencecall Services India Private Limited	India	None
Corporate Care Works, Inc.	Florida	None

Health Advocate, Inc.	Delaware	Health Advocate, Inc. Of Delaware
Health Advocate Of Delaware
Delaware Health Advocate, Inc.
Health Advocate of Delaware, Inc.
Holly Australia Pty. Ltd.	Australia	None
Human Management Services, Inc.	Pennsylvania	None
West UC Singapore Private Limited	Singapore	None
West UC Australia Pty Ltd	Australia	None
Intercall (Beijing) Technology Consulting Co., Ltd.	China	None
West UC Limited fka InterCall Conferencing Services Limited	United Kingdom	None
West Unified Communications Services Mexico S. de R.L. de C.V.	Mexico	None
West UC Europe Holdings SAS	France	None
West UC Europe SAS	France	None
West UC France Holdings SAS	France	None
West UC France SAS	France	None
West UC GmbH	Germany	None
West UC Hong Kong Limited	Hong Kong	None
West Unified Communications India Private Limited	India	None
West UC Japan K.K.	Japan	None
West UC Korea Co., Ltd.	Korea	None
West UC New Zealand Limited	New Zealand	None
West UC Italy, S.R.L.	Italy	None
West UC Belgium	Belgium	None
West UC Malaysia Sdn Bhd	Malaysia	None
Genesys Conferencing ServiÇos de TelecomunicaÇões, Lda	Portugal	None
West UC Services Spain, S.A.	Spain	None
West UC Sweden AB, Filial i Finland	Sweden	None
West UC Sweden AB, Filial i Finland	Finland (branch only—not a separate entity)	None
West Command Systems, Inc.	New Jersey	None
West Safety Communications Inc.	Delaware	None

Name	State of Organization	DBAs
West Safety Communications of Virginia Inc.	Virginia	None
West Safety Services Canada, Inc.	Canada	West IP Communications

West Safety Solutions Corp.	Georgia	None

Magnetic North Software Limited	United Kingdom	None

Meeting Connect, LLC	Delaware	None
Mirage Technology Holdings Limited	United Kingdom	None
Northern Contact, Inc.	Delaware	None
West Interactive Services Corporation	Delaware	CivicLive
SharpSchool
Talentova
TeleVox Software
Twenty First Century Communications
SchoolMessenger
West Notifications Group
West Interactive Services
Interactive Services
Rx Advocate	Delaware	None

Twenty First Century Communications of Canada, Inc.	Ohio	None
West UC Israel LTD fka Unisfair Ltd.	Israel	None
WellCall, Inc.	California	None
West Claims Recovery Services, LLC	Delaware	Accent Cost Containment Solutions
West Interactive Corporation	Delaware	West Interactive (Ga)
West Interactive Pty. Ltd.	Australia	None
West Cloud Contact Solutions Limited	United Kingdom	None
West UC filial as West UC Sweden AB, Sverige	Denmark (branch only – not a separate entity)	None

West International Corporation	Delaware	None
West International Holdings Limited	United Kingdom	None
West Netherlands B.V.	Netherlands	None
West Netherlands C.V.	Netherlands	None
West Netherlands Cooperatief U.A.	Netherlands	None
West Professional Services, Inc.	Delaware	None
West Receivable Services, Inc.	Delaware	None
West Receivables Holdings LLC	Delaware	None
West Receivables LLC	Delaware	None
West Revenue Generation Services, LLC	Delaware	None
InterCall (Beijing) Technology Consulting Co., Ltd., Shanghai Branch	Shanghai (branch only – not a separate entity)	None
West Telecom Holdings, LLC	Delaware	Hypercube, LLC A Delaware Company
Hyper 3
Hypercube Telecom, LLC
West Telecom Services, LLC	Delaware	West Telecom Services, LLC (Delaware)
West Telecom Services (Delaware)
Hypercube Telecom, LLC
Hypercube

Name	State of Organization	DBAs
West Telemarketing Canada, ULC	Nova Scotia	None
West Unified Communications Services, Inc.	Delaware	Conferencecall.com
The Teleconferencing Center
ECI Conference Call Services
InterCall Teleconferencing, Inc.
The Conferencing Center
West Unified Communications Services Canada, Inc.	Canada	None
InterCall de Mexico, S de R.L. de C.V.	Mexico	None
911 Etc., Inc.	Delaware	None